UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 20, 2006
GENENTECH, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-9813	94-2347624
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
1 DNA Way
South San Francisco, California 94080-4990
(Address of principal executive offices and Zip Code)
Registrant’s telephone number, including area code: (650) 225-1000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2

ITEM 1.01 Entry into a Material Definitive Agreement
Form of Genentech, Inc. 2004 Equity Incentive Plan Nonqualified Stock Option Agreement
On September 20, 2006, the Compensation Committee of the Board of Directors (the “Committee”) of Genentech, Inc. (“Genentech” or the “Company”) approved the form of the Genentech, Inc. 2004 Equity Incentive Plan Nonqualified Stock Option Agreement (the “Agreement”). In conjunction with the Genentech, Inc. 2004 Equity Incentive Plan (the “Plan”), the Agreement sets out the terms and conditions of awards to those U.S. employees receiving stock option grants under the Plan, including the executive officers of the Company.
The treatment of stock options upon termination of service will depend on whether the option has vested and the reason for termination of service. If a stock option is not exercised prior to its applicable expiration date, the shares underlying that option will revert to the Plan. If termination of service is due to retirement after age sixty-five, those shares that would have vested in the twelve months following termination of service accelerate and the aggregate vested shares remain exercisable until the expiration date. If termination of service is due to disability, upon termination of service any vested portion of the stock option may be exercised within twelve months following the termination date, or until the expiration date, whichever occurs first. If termination of service is due to death, the entire stock option accelerates and remains exercisable for three years or until the expiration date, whichever occurs first. Vesting will not automatically stop if an employee becomes a consultant.
The foregoing description of the Agreement is qualified in its entirety by reference to the copy of the Agreement, which is attached hereto as Exhibit 10.1.
Form of Genentech, Inc. 2004 Equity Incentive Plan Nonqualified Stock Option Agreement for use in granting shares to directors
On September 20, 2006, the Committee approved the form of the Genentech, Inc. 2004 Equity Incentive Plan Nonqualified Stock Option Agreement used to grant awards under the Plan to directors of the Company (the “Director Agreement”).
The Director Agreement contains the same provisions regarding termination of service in the case of disability and death as are in the Agreement, above, and vesting will not automatically stop if a director becomes a consultant or employee.
The foregoing description of the Director Agreement is qualified in its entirety by reference to the copy of the Director Agreement, which is attached hereto as Exhibit 10.2.
Executive Grants
On September 20, 2006, the Committee approved the following stock option grants to members of Genentech’s Executive Committee, which includes the named executive officers of the Company, under the terms and conditions of the Agreement, all of which are scheduled to expire on September 20, 2016, have a grant price of $79.17 and are scheduled to vest in the amount of 25 percent after one year from the grant date and the remaining 75 percent in equal monthly increments over the following three years.

Name	Shares Underlying Stock Option Grant
Arthur D. Levinson, Ph.D.	500,000
Susan D. Desmond-Hellmann, M.D. M.P.H	240,000
Ian T. Clark	135,000
David A. Ebersman	135,000
Stephen G. Juelsgaard, D.V.M., J.D.	135,000
Richard H. Scheller, Ph.D.	135,000
Patrick Y. Yang, Ph.D.	135,000

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

Exhibit No.

10.1	Form of Genentech, Inc. 2004 Equity Incentive Plan Nonqualified Stock Option Grant Agreement (Employee Version)

10.2	Form of Genentech, Inc. 2004 Equity Incentive Plan Nonqualified Stock Option Grant Agreement (Director Version)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 26, 2006	By:	/s/ Stephen G. Juelsgaard

Stephen G. Juelsgaard
Executive Vice President, General Counsel, Secretary and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Genentech, Inc. 2004 Equity Incentive Plan Nonqualified Stock Option Grant Agreement (Employee Version)

10.2	Form of Genentech, Inc. 2004 Equity Incentive Plan Nonqualified Stock Option Grant Agreement (Director Version)